UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 16, 2017
Date of Report (date of earliest event reported)

NOVUME SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55833	81-56266334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14420 Albemarle Point Place, Suite 200,
Chantilly, VA 20151
(Address of principal executive offices)

(703) 953-3838
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 16, 2017, Novume Solutions, Inc., a Delaware corporation (“Novume” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Novume, NeoSystems Holding, LLC, a Delaware limited liability company and wholly owned subsidiary of Novume (“Merger Sub”), NeoSystems HoldCo, Inc., a Virginia corporation (“NeoSystems HoldCo”), NeoSystems LLC, a Virginia limited liability company and a wholly owned subsidiary of NeoSystems HoldCo (“NeoSystems”), Robert W. Wilson, Jr., in his personal capacity, Michael Tinsley, in his personal capacity (Messrs. Wilson and Tinsley, collectively, the “Key Holders”) and Michael Tinsley, in his capacity as the representative of each shareholder of NeoSystems Holdco that has not demanded and perfected appraisal rights under the Virginia Stock Corporation Act (the “Participating Stockholders”). Pursuant to the Merger Agreement, Novume will acquire NeoSystems through a forward merger, whereby NeoSystems HoldCo will merge with and into Merger Sub, with Merger Sub as the surviving entity and the sole holder of NeoSystems (the “Merger”).

The Merger Agreement was approved by the boards of directors of Novume and NeoSystems Holdco, and the sole members of Merger Sub and NeoSystems, respectively. The Merger must be approved by more than two-thirds of the capital stock of NeoSystems Holdco entitled to vote on the Merger, voting as a single group. No vote by the Novume stockholders will be required to consummate the Merger.

The Key Holders have entered into a voting agreement with Merger Sub pursuant which they have agreed to vote all of their shares of NeoSystems HoldCo currently owned of record or beneficially, and any additional shares acquired, (a) in favor of approval of the Merger and (b) against approval or adoption of any Alternative Transaction (as defined below). The Key Holders own, in the aggregate, over two-thirds of the outstanding voting shares of NeoSystems HoldCo.

Upon the consummation of the Merger (the “Closing”), the Participating Stockholders will receive the following: (a) $5 million in cash and (b) an amount of shares of the Company’s Common Stock (the “Common Stock”) equal to $10 million (determined by dividing such amount by the price per share to the public of such shares of Common Stock sold in the first Qualifying Offering by the Company) minus $1,982,514, which represents the aggregate dollar value of the spread of the options of NeoSystems Holdco (the “HoldCo Options”) that will be assumed by Novume at Closing (collectively, the “Merger Consideration”). A “Qualifying Offering” is defined as a firm commitment underwritten public offering of the Company for an aggregate price to the public of at least $10 million, which results in the Company’s successful listing of Common Stock on the Nasdaq Stock Market or the New York Stock Exchange. The Merger Consideration is subject to certain adjustments in accordance with the Merger Agreement, including the assumption of NeoSystems’ obligations with respect to the holders of certain debt facilities and shares of preferred stock of NeoSystems HoldCo (the “HoldCo Preferred Stock”). Pursuant to the Merger Agreement, the Participating Stockholders may not, directly or indirectly, sell, offer to sell or contract to sell the shares of Common Stock received as Merger Consideration until 180 calendar days after the Qualifying Offering.

As consideration for the consummation of the Merger in addition to the Merger Consideration, at Closing Novume will (a) assume each HoldCo Option outstanding immediately prior to Closing that is held by an optionholder that continues in the employment, or service as a consultant or director, of NeoSystems; (b) assume the obligations of NeoSystems with respect to certain of its debt facilities, including outstanding principal totaling, in the aggregate, $4.95 million; and (c) redeem all of the shares of HoldCo Preferred Stock at Closing for up to an amount of $2.25 million.

The Merger Agreement contains customary representations, warranties and covenants made by Novume, Merger Sub, NeoSystems HoldCo, NeoSystems and the Key Holders. Among others, NeoSystems HoldCo and NeoSystems have agreed to operate their businesses, respectively, in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, and not to solicit proposals relating to or enter into discussions concerning any proposals for alternative business combination transactions relating to NeoSystems HoldCo or NeoSystems (an “Alternative Transaction”).

The consummation of the Merger is subject to, among other things, the completion of the Qualifying Offering. .

The Merger Agreement contains certain customary termination rights for Novume and NeoSystems HoldCo including, among other things, the completion of the Qualifying Offering by February 28, 2018 and the consummation of the Merger prior to March 21, 2018. Additionally, Novume has agreed to pay NeoSystems HoldCo an amount equal to the Merger Expenses (as defined in the Merger Agreement) upon termination for failure to conduct a Qualifying Offering by February 28, 2018 and in the event of certain material incurable breaches of representations, warranties or covenants by Novume.

The shares of Common Stock being issued in the Merger will be issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties and/or covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties and/or covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and/or covenants set forth in the Merger Agreement. Moreover, certain representations and warranties and/or covenants contained in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and/or covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Registration Rights

In connection with the consummation of the Merger, and pursuant to a Registration Rights Agreement to be executed at Closing (the “Registration Rights Agreement”), the Company has agreed to provide certain incidental registration rights to the Key Holders in respect of the Common Stock issued to them as Merger Consideration (collectively, the “Registrable Securities”). Specifically, following the Company’s Qualifying Offering, the Company has agreed to use commercially reasonable efforts to include the Registrable Securities on any registration statement that the Company proposes to register any of its securities for its own account or on behalf of any of its other stockholders (other than in connection with a registration relating solely to the sale of shares to the Company’s employees).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the form of Registration Rights Agreement, a copy of which attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information above in Item 1.01 regarding the Common Stock is incorporated herein by reference in response to this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information above in Item 1.01 regarding the Common Stock is incorporated herein by reference in response to this Item 3.03.

Item 8.01 Other Events.

On November 20, 2017, Novume, NeoSystems HoldCo and NeoSystems issued a joint press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities described herein have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 16, 2017, by and among Novume Solutions, Inc., NeoSystems Holding, LLC, NeoSystems HoldCo, Inc., NeoSystems LLC, Robert W. Wilson, Jr., in his personal capacity, Michael Tinsley, in his personal capacity and Michael Tinsley as the Stockholders’ Agent.

4.1	Form of Registration Rights Agreement.
99.1	Press release dated November 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUME SOLUTIONS, INC.

By:
/s/ Robert A. Berman
Name:
Robert A. Berman
Title:
Chief Executive Officer
                                                                                                                    Date:           November 20, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 16, 2017, by and among Novume Solutions, Inc., NeoSystems Holding, LLC, NeoSystems HoldCo, Inc., NeoSystems LLC, Robert W. Wilson, Jr., in his personal capacity, Michael Tinsley, in his personal capacity and Michael Tinsley as the Stockholders’ Agent.

4.1	Form of Registration Rights Agreement.
99.1	Press release dated November 20, 2017.